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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of General Growth Properties, Inc. on Forms S-3 (File Nos. 33-90556, 333-11067, 333-15907, 333-17021 and 333-23035) and on Forms S-8 (File Nos. 33-79372,
333-07241 and 333-11237) of our reports dated February 11, 1997 on our audits of the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, which reports are included in this Annual Report on Form 10-K.



Chicago, Illinois                             Coopers & Lybrand L.L.P.
March 25, 1997